Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-221251) of United Insurance Holdings Corp. of our report dated May 18, 2017, relating to the consolidated financial statements of AmCo Holding Company as of December 31, 2016 and 2015 and for each of the years in the three year period ended December 31, 2016, appearing in Exhibit 99.1 to the Form 8-K/A of United Insurance Holdings Corp. filed on June 16, 2017.

/s/ RSM US LLP

Omaha, NE
November 22, 2017